UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2007

__________

GENESIS TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in Charter)

Florida	333-86347	65-1130026
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Boca Corporate Plaza, 7900 Glades Road, Suite 420

Boca Raton, FL 33434

(Address of Principal Executive Offices)

(561) 988-9880

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS

On March 7, 2007, Genesis Technology Group, Inc. (“GTEC”), a Florida corporation, issued a press release regarding a letter from its Chief Executive Officer and Board of Directors that summarizes the Company’s historic success recorded in fiscal year 2006 and forecasts even stronger performance in the future. The communication states that profits reaching $20 million and assets of $30 million are considered possible, based on current performance and trends. The full text of the press release is set forth in Exhibit 99.1 hereto and incorporated herein.

The Company states, in its disclaimer, the capital and growth program, the Company’s central profit center, has specific risks and liabilities. Followers of this business model must understand that, until the Chinese partner company officially reaches public company status and files its initial Form 8-K, a high degree of risk exists that the partner may not ever attain that status. While receipt of a significant equity position in these companies is contractual, Genesis still recognizes that such compensation is conditional on performance and specific deliverables.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

Exhibit Number	Description

99.1	Press Release dated March 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2007	Genesis Technology Group, Inc.

	By:	/s/ Gary Wolfson Gary Wolfson Chief Executive Officer